EXHIBIT 10.13

SECOND AMENDMENT TO
RESTRICTED STOCK AWARD AGREEMENT
Freedom Holding Corp. 2019 Equity Incentive Plan

This Second Amendment to Restricted Stock Award Agreement (this “Second Amendment”) is made and entered into as of July 16, 2026, by and between:

(1) Freedom Holding Corp., a Nevada corporation (the “Company”),

and

(2) Alexey Lee (the “Grantee”),

collectively referred to as the “Parties”.

RECITALS;

WHEREAS, the Company and the Grantee entered into a Restricted Stock Award Agreement dated May 29, 2025 (the “Original Agreement”), pursuant to which the Grantee was granted a total of 72,700 shares of the Company’s common stock vesting in four equal annual tranches of 18,175 shares of the Company’s common stock each over a four-year period;

WHEREAS, the Parties previously entered into an Amendment to the Original Agreement dated January 19, 2026 (the “First Amendment”), which revised the initial vesting date under the Original Agreement to August 25, 2026;

WHEREAS, pursuant to the resolutions adopted by the Board of Directors of the Company at its meeting held on June 25, 2026, the Board confirmed that the Restricted Stock Award granted to the Grantee under the Original Agreement consists of 72,700 shares of the Company’s common stock and approved an amendment of the vesting schedule of the Restricted Stock Award by changing the first Vesting Date thereunder from August 25, 2026 to the date of signing of this Second Amendment and authorized the execution of this Second Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Parties agree as follows:

1. Amendment to Section 3.1 (Restricted Period; Vesting) of the Original Agreement. Section 3.1 of the Original Agreement (as amended by the First Amendment) is hereby further amended by changing the first Vesting Date from August 25, 2026 to the date of signing of this Second Amendment and therefore is restated in its entirety as follows:

“3.1. Except as otherwise provided herein, provided that (i) the Grantee remains in Continuous Service through each of the applicable dates set forth in the table below (each, a “Vesting Date”) and (ii) any additional conditions and performance goals set forth in Section 3.2 have been satisfied, the following portions of the Restricted Stock will vest in accordance with the following schedule:

Vesting Date	Shares of Common Stock
July 16, 2026	18,175 of the Aggregate Restricted Stock
January 25, 2027	18,175 of the Aggregate Restricted Stock
January 25, 2028	18,175 of the Aggregate Restricted Stock
January 25, 2029	18,175 of the Aggregate Restricted Stock

The period over which the Restricted Stock vests is referred to as the “Restricted Period”.”.

2. No Other Amendments. Except as expressly amended herein, all other terms and conditions of the Original Agreement and the First Amendment shall remain in full force and effect. This Second Amendment forms an integral part of the Original Agreement and all capitalized terms used but not otherwise defined in this Second Amendment shall have the meaning ascribed to them in the Original Agreement and the Freedom Holding Corp. 2019 Equity Incentive Plan.

3. Governing Law This Second Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

Freedom Holding Corp.	Grantee
/s/ Assel Mussina Assel Mussina Corporate Secretary /seal/	/s/ Alexey Lee Alexey Lee